LOAN AGREEMENT

First Union National Bank
50 Main Street
White Plains, NY 10606
(Hereinafter referred to as the "Bank")

American Passage Media, Inc.,
Beyond The Wall, Inc. and
Campus Voice, Inc.
c/o  Network Event Theater, Inc.
529 Fifth Avenue, 7th Floor
New York, NY 10017-4608
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into the 30th day of December, 1997, by and between Bank and Borrower, each a corporation organized and existing under the laws of the State of Delaware.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Term Loan - in the principal amount of $4,000,000 which is evidenced by a promissory note dated December 30, 1997 (the "Term Promissory Note"). The Loan proceeds are to be used solely for the purpose of first paying in full existing indebtedness of American Passage Media, Inc. in the principal sum of $3,875,000 at September 30, 1997, and then to provide working capital to the Borrower.

Line of Credit - in the maximum principal amount of $1,000,000 which is evidenced by a promissory note dated December 30, 1997 (the "Line of Credit Note"), under which Borrower may borrow, repay and reborrow, from time to time, so long as the total indebtedness at any one time does not exceed the lesser of
(i) $1,000,000 or (ii) the Maximum Principal Amount (as hereinafter defined). The Loan proceeds are to be used by the Borrower solely for working capital purposes. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note or the Term Promissory Note, a default in the payment of the Obligations occurs or the Borrower is in Default (as defined in the Loan Documents) under any Loan Document, or in any event, on June 30, 1999, unless renewed or extended by Bank in writing upon such terms then satisfactory to the Bank.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein. "NET" means Network Event Theater, Inc. and "Guarantor" means NET and National Campus Media, Inc.


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

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower and Guarantor represent or covenant that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank, with respect to the Borrower and the Guarantor is and will be true, correct and complete in all material respects. Any such information relating to Borrower's and Guarantor's financial condition will fairly present Borrower's and Guarantor's financial condition as of the date(s) thereof, (including all present material contingent liabilities of every type), and Borrower and Guarantor each further represent that its financial condition has not changed materially or adversely since the date(s) of such documents to the date hereof and, as to the loan evidenced by the Line of Credit Note, the date of each borrowing hereunder. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or effecting Borrower or any guarantor1 (ii) result in the creation or imposition of any lien (other then the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower and Guarantor each has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable, Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse eftect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No

Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing.

AFFIRMATIVE COVENANTS. Borrower and Guarantor agree that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower and Guarantor will: Business Continuity. Conduct its business in substantially the same manner as such business is now and has previously been conducted. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours, upon reasonable notice, access to the books, records and such other documents of Borrower and Guarantor as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower and/or Guarantor is taking or proposes to take with respect thereto.
(b) Other Notices. Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any material default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's or Guarantor's name or address as shown above, and/or any change in Borrower's structure. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payrment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower or Guarantor to stockholders, and all regular or periodic reports required to be filed by Borrower or Guarantor with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower or Guarantor which Bank may reasonably request. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required herein, a certificate signed by Borrower or Guarantor, if Borrower or Guarantor is an individual, or by a principal financial officer of Borrower or Guarantor warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both would constitute such a Default, has occurred. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Maintaln
Account: At Bank. Maintain their primary depository account and cash management account at Bank, but may maintain their Payroll account at Chase Manhattan Bank.

NEGATIVE COVENANTS. Borrower and Guarantor agree that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower and Guarantor will not: Nonpayment; Nonperformance. Fail to pay or perform the Obligations or Default

(as defined in Loan Documents under any of the Loan Documents. Cross Default. Default in payment of performance of any material obligation under any other loans, or any other material contracts or agreements of Borrower or Guarantor, any Subsidiary or Affiliate of Borrower or Guarantor ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 1101, except that the term debtor therein shall be substituted by the term "Borrower or Guarantor" herein; "Subsidiary" shell mean any corporation of which more then 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower or Guarantor), any general partner of or the holder(s) of the majority ownership interests of Borrower or Guarantor with Bank or its affiliates; Material Capital Structure or Business Alteration. Materially alter the type or kind of Borrower's or Guarantor's business or that of its Subsidiaries, provided, however Guarantor may make acquisitions of other businesses or assets; or suffer or permit the acquisition of substantially all of Borrower's or Guarantor's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; or enter into any merger or consolidation in which Borrower, Guarantor or a Subsidiary is not the survivor or which would cause or result in a Default hereunder, without prior written consent of Bank. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower or Guarantor and that is not discharged or execution is not stayed within Thirty (30) days of entry. Government
Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock. Create Additional Indebtedness. Directly or indirectly, create, incur, assume or become liable for any additional indebtedness for borrowed money, for the deferred purchase price of property or services, in respect of any capitalized loan obligation or in respect of any other financing or credit transaction, whether contingent or direct, excluding trade debt incurred in the ordinary course of business and excluding the $1,000,000 term credit facility provided to Pik:Nik Media, Inc. by Sirrom. Loans and Advances. Make loans or advances, except in the ordinary course of business for travel and expenses advances, to any person or entity. Change of Control. Except in the case of NET, make a material change of ownership that effectively changes control of Borrower. Change in Fiscal Year. Change their fiscal year without the prior written consent of Bank. Investments. In the case of Borrower only, purchase any stock, securities, or evidence of indebtedness of any person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial bunks having a tier 1 capital ratio of not less then 6%, and, then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or entity, other then the existing guarantee of Guarantor of Pik:Nik, Inc.'s $1,000,000 obligation to Sirrom. Encumbrances. Create, assume or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of their assets, whether now owned or hereafter acquired other then the following liens ("Permitted Liens"): (i) security interests permitted by the Loan Documents; (ii) liens for taxes contested in good faith;
(iii) liens accruing by law for employee benefits and (iv) the lien granted by NET to Sirrom in the amount of $1,000,000. Distributions to Guarantor. Make any excess cash distributions by Borrower to NET if any Default shall exist or would occur from making such distribution and only after first paying to Bank the additional principal payment required under the Term Promissory Note from Excess Cash Flow.

FINANCIAL COVENANTS OF BORROWER. Borrower, on a combined basis, agrees to the following provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Current Ratio. Borrower shall maintain a Current Ratio of not less than 1.25 to 1.00, to be tested on a semi-annual basis commencing on June 30, 1998. "Current Ratio" shall mean the ratio of current assets to current liabilities. "Current Assets" shall mean the sum of cash and cash equivalents, short-term investments, trade accounts receivable (net of any allowance for bad debt), inventory and prepaid expenses (including prepaid advertising costs), deposits and other current assets. Effective Tangible Net Worth. Borrower shall, at fiscal year end June
30. 1998, maintain an Effective Tangible Net Worth of at least $100,000, to be tested on a semi-annual basis commencing on June 30, 1998. At the end of each fiscal year thereafter, Effective Tangible Net Worth shall increase by not less than 25% of the net income earned in that corresponding fiscal year. At the end of the first six months in each fiscal year, Effective Tangible Net Worth shall be no less than it was at the preceding fiscal year end. "Effective Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower, including, without limitation, goodwill, franchise, licenses, patents, trademarks, trade names, copyrights, service marks and brand names shall be subtracted from total assets, and total liabilities shall exclude debt subordinated to Bank. Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio of at least 2.00 to 1.00, calculated semi-annually on a rolling four-quarter basis, commencing June 30, 1998. "Debt Service Coverage Ratio" shall mean earnings before interest, taxes, depreciation and amortization divided by the sum of interest expense and current maturities of long term debt. Senior Funded Debt To Cash Row Ratio. Borrower shall maintain a ratio of Senior Debt to Cash Row of not more than 1.50 to 1.00. "Senior Funded Debt To Cash Row" shall mean the sum of all Senior Funded Debt divided by the sum of earnings before interest, taxes, depreciation and amortization, calculated semi-annually on a rolling four-quarter basis. "Senior Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money including, without limitation, capital lease obligations and unreimbursed drawings under letters of credit, as evidenced by a note, bond, indenture or similar instrument of that person or entity, excluding any debt subordinated to Bank.

FINANCIAL COVENANTS OF GUARANTOR. NET agrees to the following provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Current Ratio. NET and its Subsidiaries shall, at all times, maintain on a consolidated basis a Current Ratio of not less then 1.25 to 1.00. "Current Ratio" shall mean the ratio of current assets to current liabilities. "Current Assets" shall mean the sum of cash and cash equivalents, short-term investments, trade accounts receivable (net of any allowance for bad debt), inventory and prepaid expenses (including prepaid advertising costs) deposits and other current assets. Tangible Net Worth. NET and its Subsidiaries shall, at fiscal year end June 30, 1998, maintain on a consolidated basis a Tangible Net Worth of at least $1,000,000. At the end of each fiscal year thereafter, Tangible Net Worth shall increase by not less then 25% of the net income earned in that corresponding fiscal year. At the end of the first six months in each fiscal year, Tangible Net Worth shall be no less than it was at the preceding fiscal year end. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Guarantor or its Subsidiaries, including. without limitation, goodwill, franchise, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, shall be subtracted from total assets, and total liabilities shall exclude debt fully subordinated to Bank.

ANNUAL FINANCIAL STATEMENTS. NET shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements of NET and its subsidiaries reflecting its consolidated operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating (which may be unaudited) basis with the exception of the cash flow statement which may be prepared on a consolidated basis only. Such statements shall be in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements, shall be examined by an independent certified public accountant acceptable to Bank. In addition to these statements, Guarantor shall also provide to Bank, management prepared statements combining the operations of the three Borrowers. These statements shall include a balance sheet, profit and loss statement and statement of cash flow, and shall be delivered simultaneously with the above annual statements,

PERIODIC FINANCIAL STATEMENTS. NET shall deliver to Bank unaudited management-prepared quarterly financial statements of NET and its Subsidiaries, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be Prepared on a consolidated and consolidating basis, with the exception of the statement of cash flow which shall be prepared on a consolidated basis only. Such statement. shall be certified as to their correctness by a principal financial officer of Guarantor and in each case, if audited statements are required, subject to audit and year-end adjustment. In addition to these, Guarantor shall also provide to Bank, management prepared statements combining the operations of the three Borrowers. These statement shall include a balance sheet and profit and loss statement, and shall be delivered simultaneously with the above quarterly statements.

TAX RETURNS. Borrower and Guarantor shall deliver to Bank, within 30 days of filing, complete copies of federal tax returns and New York, California and Washington state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by the applicable Borrower or Guarantor to be true, correct and complete copies of such returns. In the event an extension is filed, Borrower and/or Guarantor shall also deliver a copy of such extension to Bank within 30 days of filing.

ANNUAL PROJECTIONS. NET shall deliver to Bank, within 120 days after the close of each fiscal year, management prepared projections reflecting its projected operations for each of its fiscal year remaining under the Term Promissory Note, including, without limitation, a profit and loss statement and forecast of cash flows, with supporting assumptions, all on a consolidated and consolidating basis.

REPORTS AND PROXIES. Borrower and Guarantor shall promptly deliver to Bank, a copy of all financial statements, reports, notices and Proxy statements sent by Guarantor to stockholders, and all regular or periodic reports required to be filed with any governmental agency or authority.

NON-DEFAULT CERTIFICATE NET shall deliver to Bank, with the financial statements required by this Agreement, a certificate signed by a principal financial officer of Borrower and NET warranting that no Default, as defined in the Loan Documents, nor any event which, upon giving of notice or lapse of time or both, would constitute such a Default, has occurred.

CERTIFICATE OF FULL COMPLIANCE FROM ACCOUNTANT. NET shall deliver to Bank, with the annual financial statements required herein, a certification by NET's independent certified public accountant, in reviewing the audited financial statements of NET they did not become aware of any Default under the Loan Documents or event which with the giving of notice and/or the lapse of time would become a Default.

FINANCIAL AND OTHER INFORMATION. Borrower and Guarantor shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial state-ments and information pertaining to Borrower's and Guarantor's financial condition. Such information, to the extent factual in nature, shall be true, complete, and accurate in all material respects.

BORROWING BASE. As to the Line of Credit Note in the principal amount of $1,000,000, the following provisions shall apply:


Borrowing Limitation. The maximum principal amount that Borrower may borrow shall be the lesser of (i) the principal amount stated in the Line of Credit Note or (ii) the Maximum Principal Amount, as defined below.

The Maximum Principal Amount shall mean an amount equal to 75% of Eligible Accounts, excluding pre-billed receivables, less the amount of any Reserve required by Bank.

"Eligible Account" refers to an account receivable not more than 90 days from the date of the original invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not an affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more then thirty percent of the original invoices owing Borrower by the account debtor are more than ninety days from the date of the original invoice.

"Reserves" may be required at any time and from time to time by Bank without prior notice to Borrower in amounts deemed by Bank to be adequate to reserve against outstanding letter of credit, outstanding bankers acceptances, Borrower's obligations to Bank or its affiliates or any guaranties or other contingent debt of Borrower.

Required Reports. Borrower shall certify to Bank, by the fifteenth day of each month, as of the first day of each month, and (at the request of the Bank) with each borrowing request as of a reasonably recent date, on forms required by Bank certifying that the Borrower is in compliance with the borrowing base formula, together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Bank's normal business hours on reasonable notice to Borrower, enter upon any business premises of Borrower and audit Borrower's books and records. Bank's determination of the amount of eligible Accounts shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

Continuing Representations. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Line of Credit Note, the outstanding principal balance shall not exceed the lesser of the Maximum Principal Amount or the principal amount stated in the Line of Credit Note (the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit immediately upon receipt by Borrower of written notice that the Borrowing Unit has been exceeded.

AVAILABILITY FEE. Borrower shall pay to Bank, quarterly, in arrears on the last day of each calendar quarter, an availability fee equal to 1/8% per annum on the average daily unused available principal under the Line of Credit Note for the preceding calendar quarter or portion thereof.

ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower and Guarantor meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

CONTROLLING LAW. This Agreement, the Note and the other Loan Documents executed and delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of New York.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of the initial borrowing hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes; subject to customary limitations and exclusions, confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; and "Organization and Authority". (b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (d) The Loan is not usurious. (e) The Loan Documents create the security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                    FIRST UNION NATIONAL BANK,
                                    a national banking association

                                    By PAUL T. SAVINO
                                      -----------------------------------------
                                       PAUL T. SAVINO, Senior Vice President

                                    AMERICAN PASSAGE MEDIA, INC., a Delaware corporation, Borrower

                                    By BRUCE L. RESNIK
                                      -----------------------------------------
                                       BRUCE L. RESNIK,Executive Vice President
                                       & Chief Financial Officer
                                    TAXPAYER ID#


                                    BEYOND THE WALL, INC., a Delaware
                                    corporation, Borrower

                                    By BRUCE L.RESNIK
                                       -----------------------------------------
                                       BRUCE L. RESNIK, Executive Vice President
                                       & Chief Financial Officer
                                    TAXPAYER ID#

                                    CAMPUS VOICE, INC., a Delaware corporation,
                                    Borrower

                                    By BRUCE L. RESNIK
                                       -----------------------------------------
                                       BRUCE L. RESNIK,Executive Vice President
                                       & Chief Financial Officer
                                    TAXPAYER ID#

BY EXECUTING THIS AGREEMENT BELOW,
NETWORK EVENT THEATER, INC. AND
NATIONAL CAMPUS MEDIA, INC. (COLLECTIVELY
"GUARANTOR"), HAVE AGREED TO BE
BOUND BY THOSE PROVISIONS THEREIN
APPLICABLE TO GUARANTOR

NETWORK EVENT THEATER, INC.,
a Delaware corporation

By BRUCE L. RESNIK
   ----------------------------------------
   BRUCE L. RESNIK,Executive Vice President
   & Chief Financial Officer


NATIONAL CAMPUS MEDIA, INC.,
a Delaware corporation

By BRUCE L. RESNIK
-------------------------------------------
BRUCE L. RESNIK,Executive Vice President
& Chief Financial Officer